Exhibit 10.13

CONSULTING AGREEMENT

This Agreement is made this 1st day of June, 2013, by and between Privileged World Travel Club, Inc. (the "Company"), a corporation organized and existing under the laws of the State of Delaware and David SaoMarcos ("Consultant"), an Independent Financial Adviser with J. W. Cole Financial, Inc. (“J. W. Cole”), located in San Diego, California.

WHEREAS, the Consultant, as an independent financial adviser, is permitted to perform consulting in Travel Packaging, Travel Services websites and Travel Acquisitions, for companies, subject to the terms of consulting employment relationship and applicable policies and procedures as established by J. W. Cole;

WHEREAS, the Company desires that the Consultant provide advice and assistance to the Company in his or her area of expertise; and

WHEREAS, the Consultant desires to provide such advice and assistance to the Company under the terms and conditions of this Agreement;

NOW, THEREFORE, the Company and the Consultant hereby agree as follows:

1. Consulting Services

(a) Subject to the terms and conditions of this Agreement, the Company hereby retains David SaoMarcos as a consultant and technical advisor to perform the consulting services for the Company including but not limited to Corporate development, financial strategy and development, Capital use, and implementation reviewing and brainstorming on travel packages and website content as well as design and introductions to other parties in the financial industry (hereafter referred to as the "Services"), which services may be amended in writing from time to time, and Consultant agrees, subject to the terms and conditions of this Agreement, render such Services during the term of this Agreement. Such services shall be limited to the area of expertise described above or as amended in writing from time to time. Consultant shall render services hereunder at such times and places as shall be mutually agreed by Company and Consultant. Consultant's commitment hereunder shall not exceed 2-4 days per month.

2. Compensation and reimbursement.

In consideration of the services to be provided by Consultant to the Company hereunder, the Company shall issue 625,000 shares of Privileged World Travel Club, Inc. common stock, in lieu of any cash compensation. In addition, the Company shall reimburse Consultant for reasonable travel and other expenses Consultant incurs in connection with performing the Services. To obtain reimbursement, Consultant shall submit to the President of the Company, or his or her designee, an invoice describing services rendered and expenses incurred under this agreement. Company shall provide any documentation requirements and any travel policy restrictions to consultant in writing in advance, or be foreclosed from relying on such requirements and restrictions to deny reimbursement. The Company shall pay to Consultant invoiced amounts within thirty (30) days after the date of invoice. Company will accommodate Consultant's request to arrange, at Company's expense, for all of Consultant's travel and accommodations to connection with such meetings if they occur outside the San Diego Metropolitan area.

3. Independent contractor status.

The parties agree that this Agreement creates an independent contractor relationship, not an employment relationship. The Consultant acknowledges and agrees that the Company will not provide the Consultant with any employee benefits, including without limitation any employee stock purchase plan, social security, unemployment, medical, or pension payments, and that income tax withholding is Consultant's responsibility. In addition, the parties acknowledge that neither party has, or shall be deemed to have, the authority to bind the other party.

4. Indemnification

Notwithstanding any other term of this Agreement, Company shall indemnify, defend and hold harmless Consultant, and J.W. Cole, its corporate affiliates, current or future directors, trustees, officers, faculty, employees, students and agents and their respective successors, heirs and assigns (the "Indemnities”), against any claim, liability, cost, damage, deficiency, loss, expense or obligation of any kind or nature (including without limitation reasonable attorneys’ fees and other costs and expenses of litigation) incurred by or imposed upon the Indemnities or any one of them in connection with any claims, suits, actions, demands or judgments arising out of this Agreement (including, but not limited to, actions in the form of tort, warranty, or strict liability).

5. Term

(a) This Agreement shall remain in effect for a term of one (1) year commencing on the date first written above, unless sooner terminated as hereinafter provided, or unless extended by agreement of the parties.

(b) This Agreement may be terminated by either party, with or without cause, upon thirty (30) days’ prior written notice to the other; provided that if Consultant terminates this Agreement, Consultant shall, in accordance with the terms and conditions hereof, nevertheless wind up in an orderly fashion assignments for the Company which Consultant began prior to the date of notice of termination hereunder.

6. Other Agreements

(a) Any notice or other communication by one party to the other hereunder shall be in writing and shall be given, and be deemed to have been given, if either hand delivered or mailed, postage prepaid, certified mail (return receipt requested), or transmitted by facsimile, addressed as follows:

If to Consultant:

David SaoMarcos
9320 Carmel Mtn. Road, Ste. I San
Diego, CA 92129

If to the Company:

Gregory E. Lykiardopoulos
105 Barbaree Way
Tiburon, CA 94920

(g) The parties acknowledge that the Services are personal in nature and that from Consultant's perspective the specific identity of the Company, including its leadership, corporate culture, and reputation, is material to Consultant's choice to enter into this Agreement. Therefore the parties expressly agree that no party may assign this Agreement without the written consent of the other.

IN WITNESS WHEREOF, the parties have executed this Agreement on the dates indicated below.

/s/ David SaoMarcos
David SaoMarcos

 /s/ Gregory Lykiardopoulos
 Gregory E. Lykiardopoulos